                                                                    EXHIBIT 99.1

                            [GENETRONICS LETTERHEAD]



CONTACT:
Clarke Galvin
Investor Relations
858-410-3104

Karl Cahill
Investor Relations
858-410-3128


              GENETRONICS ANNOUNCES $4.3 MILLION PRIVATE PLACEMENT


SAN DIEGO, CA., JUNE 7, 2002 -- Genetronics Biomedical Corporation (AMEX and
TSX: GEB) announced today that the Company has closed a Special Warrant private placement with gross proceeds of US$4.3 million. Gross proceeds from the offering will be used primarily for working capital purposes, including funding clinical trials.

The securities offered have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which an offer, solicitation, or sale would be unlawful.



                                    # # # # #